EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Ann Minooka
Vice President, Corporate Communications
(408) 456-1962
For Immediate Release
Cypress Reports Third Quarter 2018 Results

SAN JOSE, Calif., October 25, 2018—Cypress Semiconductor Corporation (NASDAQ: CY), a leader in embedded solutions, today announced its third quarter 2018 results with the following highlights:

•	Record revenue of $673.0 million, a 7.8% increase sequentially and 11.3% year-over-year

•	GAAP and non-GAAP gross margins were 38.6% and 47.0%, respectively, and represent a 390 bps and 400 bps increase year-over-year

•	GAAP diluted EPS increased 10 cents to $0.14 and Non-GAAP diluted EPS increased 13 cents to $0.40 year-over-year

•	Automotive revenue increased 8.3% sequentially and 12.8% year-over-year

“Cypress delivered another record quarter for revenue while continuing to expand gross margins, operating margins and cash flow due to our uncompromising focus on execution,” said Hassane El-Khoury, Cypress’ president and chief executive officer. “Our strategy and investments to advance our portfolio of highly-differentiated connect, compute and store solutions are paying off. We are seeing a strong design pipeline leading into the fourth quarter with design activity increasing 23% year-over-year. Our continued commitment to sharpen our focus, with moves such as today’s announcement of entering into a joint venture for our NAND Flash business, are positioning us well in our target high-growth markets of Automotive, Industrial and IoT.”

Revenue and earnings for the quarter are shown below with comparable periods:
(In thousands, except per-share data)

	GAAP[1]			NON-GAAP[2]
	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q2 2018	Q3 2017
Revenue	$673,035	$624,090	$604,574	$673,035	$624,090	$604,574
Gross margin	38.6%	37.5%	34.7%	47.0%	46.3%	43.0%
Operating margin	11.2%	8.1%	6.8%	24.7%	22.3%	19.0%
Net income (loss)	$50,695	$27,706	$13,016	$152,725	$124,964	$98,980
Diluted EPS (loss)	$0.14	$0.07	$0.04	$0.40	$0.33	$0.27

Revenue and earnings for the year-to-date are shown below with comparable periods:
(In thousands, except per-share data)

	GAAP[1]		NON-GAAP[2]
	Nine Months		Nine Months
	Q3 2018	Q3 2017	Q3 2018	Q3 2017
Revenue	$1,879,366	$1,730,224	$1,879,366	$1,730,224
Gross margin	37.6%	32.3%	46.4%	41.1%
Operating margin	8.6%	2.1%	22.3%	15.7%
Net income (loss)	$87,478	$(46,902)	$377,984	$219,573
Diluted EPS (loss)	$0.23	$(0.14)	$1.01	$0.61

1.    In 2018, certain expenses have been reclassified as part of cost of revenue. Historical results have been conformed with the 2018 presentation.
2. See the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables (“Non-GAAP Reconciliation Tables”) included below.

BUSINESS REVIEW
During the third quarter, Cypress expanded its connect, compute and store portfolio for the Internet of Things and strengthened its positioning with key developments in its partner ecosystem, and the Company’s focus on delivering automotive-grade quality and reliability resulted in a key customer win. Highlights included:

+ Cypress expanded its collaboration with Arm® to enable secure, easy-to-use management of IoT edge nodes based on Cypress’ leading compute and connectivity hardware. The solution integrates the Arm Pelion™ IoT Platform with Cypress’ ultra-low power, dual-core PSoC® 6 microcontrollers (MCUs) and CYW4343W Wi-Fi® and Bluetooth® combo radios for robust wireless connectivity. PSoC 6 provides hardware-based security that adheres to the highest level of device protection defined by the Arm Platform Security Architecture (PSA). Cypress and Arm demonstrated hardware-secured onboarding and communication through the integration of the PSoC 6 MCU and Pelion IoT Platform in the Arm booth at the Arm TechCon event this month.

+ Cypress expanded the cloud connectivity offerings for its IoT solutions with AliOS Things, Alibaba’s embedded IoT operating system. Developers can now streamline connections to Alibaba Cloud, the cloud computing arm of Alibaba Group, and design differentiated products with the flexible computing and security features of Cypress’ programmable PSoC microcontrollers and the robust wireless connectivity of its industry-leading Wi-Fi and Bluetooth portfolio for the IoT. Cypress also collaborated with the Alibaba Group to strengthen its sales presence in China by opening up an online store in Alibaba Group’s TMALL market.

+ Cypress introduced a Bluetooth audio offering that brings leading-edge performance to wireless earbuds and hearables. Based on the new Wireless Audio Stereo Synchronization (WASS™) application and the CYW20721 Bluetooth and Bluetooth Low Energy (BLE) Audio MCU, the solution provides robust connections for differentiated performance in wireless earbuds. The MCU delivers up to twice the range of competing chips and combines with the WASS application to enable superior cross-body performance, giving users uninterrupted audio on their earbuds with their smart device in their back pocket or on their wrist. The MCU also operates at nearly 50% lower power consumption than competing chips, enabling twice the playback time or the use of smaller batteries in sleeker form-factors.

+ Automotive supplier Yazaki North America implemented Cypress’ instrument cluster solution to drive the advanced graphics in its instrument cluster for a leading American car manufacturer. Yazaki selected Cypress based on its unique offering of five chips that combine to drive dual displays and provide instant-on memory performance with automotive-grade safety compliance. The Cypress solution is based on a Traveo™ MCU, along with two high-bandwidth HyperBus™ memories in a multi-chip package (MCP), an analog power management IC (PMIC) for safe electrical operation, and a PSoC MCU for system management support.

+ Cypress’ manufacturing and support operations attained the latest IATF16949:2016 and ISO9001:2015 certifications for automotive quality. Developed by the International Automotive Task Force in conjunction with the international standards community, IATF 16949 is the industry's highest standard for quality management systems in the automotive sector. The certifications help ensure the reliable performance of components, which is critical for enabling fail-safe operation of automotive systems.

+ On October 18, 2018, Cypress paid a cash dividend of $39.8 million, or $0.11 per share, to holders of record of the Company’s common stock as of the close of business on September 27, 2018. The dividend was equivalent to a 3.0% annualized yield as of September 28, 2018.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	Sequential Change	Year-over-year Change
Business Unit¹
MCD	$413,413	$368,526	$373,584	12.2%	10.7%
MPD	$259,622	$255,564	$230,990	1.6%	12.4%
Total	$673,035	$624,090	$604,574	7.8%	11.3%

	Three Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017
End Market
Industrial	19.6%	19.0%	17.7%
Automotive	31.0%	30.8%	30.6%
Consumer	32.0%	31.3%	34.8%
Enterprise	17.4%	18.9%	16.9%
Total	100%	100%	100%

1.
The Microcontroller and Connectivity Division ("MCD") includes microcontroller, wireless connectivity and USB products and the Memory Products Division ("MPD") includes RAM, Flash and AgigA Tech products.

FOURTH QUARTER 2018 FINANCIAL OUTLOOK

For the fourth quarter of 2018, Cypress estimates financial results as follows:

	GAAP¹	Non-GAAP
Revenue	$585 million to $615 million
Gross Margin	38.0% - 39.0%	47.0% - 48.0%
Diluted EPS	$0.07 to $0.11	$0.31 to $0.35
1. GAAP outlook does not include any impact from the planned disposition of our NAND business to the joint venture with SK hynix system ic Inc., which is not expected to be completed until the first quarter of 2019.

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates may be found in the Non-GAAP Reconciliation Tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, and the tax impact of non-GAAP adjustments, which are needed to estimate forward-looking

GAAP financial measures, are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on October 25, 2018 at 1:30 p.m. Pacific Daylight Time to discuss its third quarter 2018 results and outlook for the fourth quarter of 2018.

All interested parties may dial 517-308-9119 and provide the passcode “Cypress” to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’ website at www.cypress.com/investors. The archived presentation will be available for at least two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community 3.0, read our blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress is a leader in advanced embedded solutions for the world’s most innovative automotive, industrial, smart home appliances, consumer electronics and medical products. Cypress’ microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with the best support and development resources on the planet enabling them to disrupt markets by creating new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES
To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses the non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in more detail below.

•	Non-GAAP gross profit;

•	Non-GAAP gross margin;

•	Non-GAAP cost of revenues;

•	Non-GAAP interest and other expense, net;

•	Non-GAAP research and development expenses;

•	Non-GAAP selling, general and administrative expenses;

•	Adjusted EBITDA;

•	Non-GAAP income tax provision (benefit);

•	Non-GAAP pre-tax profit;

•	Non-GAAP pre-tax profit margin;

•	Non-GAAP operating income (loss);

•	Non-GAAP operating margin;

•	Non-GAAP net income (loss);

•	Non-GAAP diluted earnings (loss) per share; and

•	Free cash flow.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress' GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.

The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.

There are limitations in using non-GAAP financial measures including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the Non-GAAP Reconciliation Tables in this press release, each of the non-GAAP financial measures (other than free cash flow) excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of Cypress' long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs.

Stock-based compensation expense: Stock-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Stock-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’ common shares, which are not within the control of management. In addition, the valuation of stock-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’ results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude stock-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: Additional items are excluded from non-GAAP financial measures because management does not consider them to be related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’ period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and such non-GAAP measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These adjustments primarily include:

•	Revenue from an intellectual property license;

•	Changes in value of deferred compensation plan assets and liabilities;

•	Investment-related gains or losses, including equity method investments;

•	Restructuring and related costs;

•	Debt issuance costs, including imputed interest related to the equity component of convertible debt;

•	Asset impairments;

•	Tax effects of non-GAAP adjustments;

•
Income tax adjustment related to the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions;

•	Certain other expenses and benefits; and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to include the impact of non-GAAP adjustments on the number of diluted shares underlying stock-based compensation awards and the impact of the capped call options related to the outstanding convertible notes.

Adjusted EBITDA: Adjusted EBITDA is calculated by adjusting net income (loss) attributable to Cypress to exclude (without duplication): interest expense, income tax provision, depreciation, amortization, equity in net loss of equity method investees, and the non-GAAP adjustments described above (acquisition related charges, stock-based compensation expense, and other adjustments). Commencing in the second quarter of 2018, Cypress reconciles adjusted EBITDA to GAAP net income rather than operating income; prior period reconciliation tables have been revised to conform to the current presentation. Adjusted EBITDA may be useful to management, investors and other users of our financial information because the exclusion of certain gains, losses, and expenses facilitates comparisons of Cypress' operating performance on a period to period basis. Adjusted EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of the business. In addition, adjusted EBITDA should not be considered as a substitute for, or superior to net income attributable to Cypress, operating income, or diluted earnings per share, or other financial measures prepared in accordance with GAAP.

Free Cash Flow: Free cash flow is calculated as net cash provided by (used in) operating activities, less acquisition of property, plant and equipment, net (i.e., acquisition of property, plant and equipment less proceeds received from disposition of property, plant and equipment). We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, repurchasing stock, making strategic acquisitions, repayment of debt, and strengthening the balance sheet. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net increase in cash and cash equivalents and restricted cash as presented in the Company’s condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements as such term is used in the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” "will," “should,” “plan,” “anticipate,” “believe,” “expect,” “future,” “intend,” “estimate,” “predict,” “potential,” “continue” or similar expressions identify forward-looking statements. This press release includes, among others, forward-looking statements regarding our fourth quarter financial outlook (as well as the related GAAP to non-GAAP reconciling items). Our forward-looking statements are based on the expectations, beliefs, and intentions of, and the information available to, our executive management on the date of this press release. Forward-looking statements involve risks and uncertainties, and readers are cautioned not to place undue reliance on forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential tariffs and other disruptions in the international trade and investment environment; global economic and market conditions; our ability to execute on our Cypress 3.0 strategy and our margin improvement plan; risks related to paying down our indebtedness and meeting the covenants in our debt agreements; our efforts to retain and expand our customer base; business conditions and growth trends in the semiconductor market; competition; volatility in supply and demand for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; reliance on distributers, resellers, third-party manufacturers, and others; risks related to our “take or pay” agreements with certain vendors; the risk of defects, errors, or security vulnerabilities in our products; the impact of acquisitions; our ability to attract and retain key personnel; the unpredictability and expense of legal proceedings; and other risks and uncertainties described in the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and “Quantitative and Qualitative Disclosures about Market Risk” sections in our most recent Annual Report on Form 10-K and in our subsequent quarterly filings with the Securities and Exchange Commission which are available on our investor relations website at http://investors.cypress.com/financial-information/sec-filings. We assume no responsibility to update our forward-looking statements.

Cypress, the Cypress logo and PSoC are registered trademarks and WASS, Traveo and HyperBus are trademarks of Cypress Semiconductor Corporation. All other trademarks are property of their owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017

ASSETS
Cash, cash equivalents and short-term investments	$204,771	$151,596
Accounts receivable, net	404,561	295,991
Inventories	289,436	272,127
Property, plant and equipment, net	292,854	289,554
Goodwill and other intangible assets, net	1,994,200	2,154,592
Other assets	372,102	373,190
Total assets	$3,557,924	$3,537,050
LIABILITIES AND EQUITY
Accounts payable	$228,159	$213,101
Income tax liabilities	57,283	52,006
Revenue reserves, deferred margin and other liabilities	515,420	497,838
Revolving credit facility and long-term debt	870,574	956,513
Total liabilities	1,671,436	1,719,458
Total Cypress stockholders' equity	1,885,280	1,816,536
Non-controlling interest	1,208	1,056
Total equity	1,886,488	1,817,592
Total liabilities and equity	$3,557,924	$3,537,050

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Revenues	$673,035	$624,090	$604,574	$1,879,366	$1,730,224
Cost of revenue[1]	413,320	389,952	394,878	1,173,121	1,170,675
Gross profit	259,715	234,138	209,696	706,245	559,549
Research and development[1]	91,691	96,693	90,422	281,617	268,365
Selling, general and administrative[1]	92,943	86,599	78,194	262,940	254,785
Total operating expenses	184,634	183,292	168,616	544,557	523,150
Operating income	75,081	50,846	41,080	161,688	36,399
Interest and other expense, net	(15,059)	(14,143)	(18,619)	(47,356)	(54,385)
Income (loss) before income taxes and non-controlling interest	60,022	36,703	22,461	114,332	(17,986)
Income tax provision	(5,618)	(5,154)	(4,500)	(15,829)	(13,930)
Equity in net loss of equity method investees	(3,657)	(3,755)	(4,931)	(10,873)	(14,842)
Net income (loss)	50,747	27,794	13,030	87,630	(46,758)
Net gain attributable to non-controlling interests	(52)	(88)	(14)	(152)	(144)
Net income (loss) attributable to Cypress	$50,695	$27,706	$13,016	$87,478	$(46,902)
Net income (loss) per share attributable to Cypress:
Basic	$0.14	$0.08	$0.04	$0.24	$(0.14)
Diluted	$0.14	$0.07	$0.04	$0.23	$(0.14)
Cash dividend declared per share	$0.11	$0.11	$0.11	$0.33	$0.33
Shares used in net income (loss) per share calculation:
Basic	361,631	358,577	332,873	358,560	329,787
Diluted	374,266	371,967	360,311	373,064	329,787

1. In 2018, certain expenses have been reclassified as part of cost of revenue and operating expenses. Historical results have been conformed with the 2018 presentation.

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per-share data)
(Unaudited)

Table A: GAAP to non-GAAP reconciling items: Three Months Ended Q3 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$413,320	$91,691	$92,943	$(18,716)
[1] Stock-based compensation	5,120	8,206	10,869	—
[2] Changes in value of deferred compensation plan	136	667	768	(1,108)
[3] Equity in net loss of equity method investees	—	—	—	3,657
[4] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	6,782
[5] Amortization of acquisition-related intangible assets and other	51,565	—	4,310	—
[6] Acquisition costs	—	—	119	—
[7] Restructuring charges	(340)	516	9,815	—
[8] Litigation settlement and other	—	—	(605)	(1,286)
Non - GAAP [ii]	$356,839	$82,302	$67,667	$(10,671)
Impact of reconciling items [ii - i]	$(56,481)	$(9,389)	$(25,276)	$8,045

Table B: GAAP to non-GAAP reconciling items: Three Months Ended Q2 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$389,952	$96,693	$86,599	$(17,898)
[1] Stock-based compensation	3,986	13,800	16,121	—
[2] Changes in value of deferred compensation plan	102	467	572	(1,123)
[3] Equity in net loss of equity method investees	—	—	—	3,755
[4] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	4,415
[5] Amortization of acquisition-related intangible assets and other	49,438	—	4,355	—
[6] Gain on sale of cost method investment	—	—	(1,521)	—
[7] Restructuring charges and other	1,589	33	(383)	(377)
Non - GAAP [ii]	$334,837	$82,393	$67,455	$(11,228)
Impact of reconciling items [ii - i]	$(55,115)	$(14,300)	$(19,144)	$6,670

Table C: GAAP to Non-GAAP reconciling items: Three Months Ended Q3 2017
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$394,878	$90,422	$78,194	$(23,550)
[1] Stock-based compensation	4,720	8,692	7,600	—
[2] Changes in value of deferred compensation plan	208	1,278	1,415	(1,734)
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,336	—	(636)	—
[4] Inventory step-up related to acquisition accounting	704	—	—	—
[5] Equity in net loss and impairment of equity method investees	—	—	—	4,931
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,521
[7] Write-off of unamortized debt issuance costs related to Term Loan A	—	—	—	2,996
[8] Amortization of debt issuance costs	—	—	—	856
[9] Amortization of acquisition-related intangible assets and other	43,345	—	5,083	51
Non - GAAP [ii]	$344,565	$80,452	$64,732	$(12,929)
Impact of reconciling items [ii - i]	$(50,313)	$(9,970)	$(13,462)	$10,621

Table D: GAAP to non-GAAP reconciling items: Nine Months Ended Q3 2018
	Cost of revenues	Research and development	SG&A and Restructuring costs	Interest and other expense, net
GAAP [i]	$1,173,121	$281,617	$262,940	$(58,229)
[1] Stock-based compensation	12,689	28,720	35,152	—
[2] Changes in value of deferred compensation plan	299	1,406	1,690	(2,497)
[3] Equity in net loss and impairment of equity method investees	—	—	—	10,873
[4] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	14,628
[5] Loss on extinguishment of Spansion convertible notes and debt issuance cost write off due to refinancing	—	—	—	3,258
[6] Amortization of debt issuance costs	—	—	—	1,073
[7] Amortization of acquisition-related intangible assets and other	150,441	—	13,815	—
[8] Gain on sale of cost method investment	—	—	(1,521)	—
[9] Acquisition costs	—	—	119	—
[10] Restructuring charges	3,136	841	11,347	—
[11] Litigation settlement and other	—	—	(605)	(1,270)
Non - GAAP [ii]	$1,006,556	$250,650	$202,943	$(32,164)
Impact of reconciling items [ii - i]	$(166,565)	$(30,967)	$(59,997)	$26,065

Table E: GAAP to non-GAAP reconciling items: Nine Months Ended Q3 2017
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$1,170,675	$268,365	$254,785	$(69,227)
[1] Stock-based compensation	12,605	28,754	27,157	—
[2] Changes in value of deferred compensation plan	512	2,438	3,319	(4,876)
[3] Merger, integration, related costs and adjustments related to assets held for sale	4,022	(96)	(922)	—
[4] Inventory step-up related to acquisition accounting	3,735	—	—	—
[5] Equity in net loss and impairment of equity method investees	—	—	—	14,842
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	10,517
[7] Write-off of unamortized debt issuance costs related to Term Loan A	—	—	—	2,996
[8] Amortization of debt issuance costs	—	—	—	2,634
[9] Amortization of acquisition-related intangible assets	130,782	—	15,250	—
[10] Restructuring charges	231	2,710	528	—
[11] Settlement charges and other	—	—	3,500	693
Non - GAAP [ii]	$1,018,788	$234,559	$205,953	$(42,421)
Impact of reconciling items [ii - i]	$(151,887)	$(33,806)	$(48,832)	$26,806

Table F: Non-GAAP gross profit	Three Months Ended			Nine Months Ended
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP gross profit	$259,715	$234,138	$209,696	$706,245	$559,549
Impact of reconciling items on cost of revenues (Table A, B, C, D and E)	56,481	55,115	50,313	166,565	151,887
Non-GAAP gross profit	$316,196	$289,253	$260,009	$872,810	$711,436
GAAP gross margin (GAAP gross profit/revenue)	38.6%	37.5%	34.7%	37.6%	32.3%
Non-GAAP gross margin (Non-GAAP gross profit/revenue)	47.0%	46.3%	43.0%	46.4%	41.1%

Table G: Non-GAAP operating income	Three Months Ended			Nine Months Ended
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP operating income [i]	$75,081	$50,846	$41,080	$161,688	$36,399
Impact of reconciling items on cost of revenues (see Table A, B, C, D, E)	56,481	55,115	50,313	166,565	151,887
Impact of reconciling items on R&D (see Table A, B, C, D, E)	9,389	14,300	9,970	30,967	33,806
Impact of reconciling items on SG&A (see Table A, B, C, D, E)	25,276	19,144	13,462	59,997	48,832
Non-GAAP operating income [ii]	$166,227	$139,405	$114,825	$419,217	$270,924
Impact of reconciling items on operating income [ii - i]	$91,146	$88,559	$73,745	$257,529	$234,525
GAAP operating margin (GAAP operating income / revenue)	11.2%	8.1%	6.8%	8.6%	2.1%
Non-GAAP operating margin (Non-GAAP operating income / revenue)	24.7%	22.3%	19.0%	22.3%	15.7%

Table H: Non-GAAP pre-tax profit	Three Months Ended			Nine Months Ended
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP income (loss) before income taxes and non-controlling interest ("Pre-tax income")	$60,022	$36,703	$22,461	$114,332	$(17,986)
Equity in net loss and impairment of equity method investees	(3,657)	(3,755)	(4,931)	(10,873)	(14,842)
Impact of reconciling items on operating income (see Table G)	91,146	88,559	73,745	257,529	234,525
Impact of reconciling items on interest and other expense, net (see Table A, B, C, D, E)	8,045	6,670	10,621	26,065	26,806
Non-GAAP pre-tax profit	$155,556	$128,177	$101,896	$387,053	$228,503
GAAP pre-tax profit margin (GAAP pre-tax income/revenue)	8.9%	5.9%	3.7%	6.1%	(1.0)%
Non-GAAP pre-tax profit margin (Non-GAAP pre-tax profit/revenue)	23.1%	20.5%	16.9%	20.6%	13.2%

Table I: Non-GAAP income tax expense	Three Months Ended			Nine Months Ended
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP income tax provision [i]	5,618	5,154	4,500	15,829	13,930
[1] Stock-based compensation	5,081	7,120	7,354	16,078	23,981
[2] Changes in value of deferred compensation plan	97	4	408	189	488
[3] Merger, integration, related costs and adjustments related to assets held for sale	—	—	245	—	1,051
[4] Inventory step-up related to acquisition accounting	—	—	246	—	1,314
[5] Equity in net loss and impairment of equity method investees	768	789	1,726	2,283	5,195
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	1,424	927	1,232	3,072	3,681
[7] Amortization of debt issuance costs	—	—	300	225	922
[8] Amortization of acquisition-related intangible assets and other	11,734	11,297	16,950	34,494	51,111
[9] Restructuring charges	2,098	260	—	3,218	1,214
[10] Settlement charges	—	—	—	—	1,225
[11] Loss on extinguishment of Spansion convertible notes	—	—	1,049	684	1,049
[12] Gain on sale of cost method investment	—	(319)	—	(319)	—
[13] Uncertain tax positions	(2,159)	(1,348)	(663)	(4,870)	(2,458)
[14] Utilization of NOL including excess tax benefits, and others**	(21,882)	(20,759)	(30,445)	(61,966)	(93,917)
Non-GAAP income tax expense [ii]*	$2,779	$3,125	$2,902	$8,917	$8,786
Impact of reconciling items on income tax provision [i - ii]	2,839	2,029	1,598	6,912	5,144

*Tax impact of Non-GAAP adjustments is calculated by using the federal statutory rate of 21%, 21%, and 35% for the periods ended July 1, 2018, September 30, 2018, and October 1, 2017 respectively.

** Other items include but are not limited to deferred tax expense not affecting income tax payable.

Table J: Non-GAAP net income
	Three Months Ended			Nine Months Ended
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP net income (loss) attributable to Cypress	$50,695	$27,706	$13,016	$87,478	$(46,902)
Impact of reconciling items on operating income (see Table G)	91,146	88,559	73,745	257,529	234,525
Impact of reconciling items on interest and other expense, net (see Table A, B, C, D, E)	8,045	6,670	10,621	26,065	26,806
Impact of reconciling items on income tax provision (see Table I)	2,839	2,029	1,598	6,912	5,144
Non-GAAP net income	$152,725	$124,964	$98,980	$377,984	$219,573

Table K: Weighted-average shares, diluted
	Three Months Ended
	Q3'18		Q2'18		Q3'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	361,631	361,631	358,577	358,577	332,873	332,873
Effect of dilutive securities:
Stock options, unvested restricted stock and other	7,096	12,468	7,837	14,391	7,884	12,948
Convertible notes	5,539	3,234	5,553	3,070	19,554	18,790
Weighted-average common shares outstanding, diluted	374,266	377,333	371,967	376,038	360,311	364,611

Table L: Weighted-average shares, diluted
	Nine Months Ended
	Q3'18		Q3'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	358,560	358,560	329,787	329,787
Effect of dilutive securities:
Stock options, unvested restricted stock and other	8,378	13,557	—	13,060
Convertible notes	6,126	3,852	—	18,370
Weighted-average common shares outstanding, diluted	373,064	375,969	329,787	361,217

Table M: Earnings per share
	Three Months Ended
	Q3'18		Q2'18		Q3'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (see Table J) [i]	$50,695	$152,725	$27,706	$124,964	$13,016	$98,980
Weighted-average common shares outstanding, diluted (see Table K) [ii]	374,266	377,333	371,967	376,038	360,311	364,611
Earnings per share - diluted [i/ii]	$0.14	$0.40	$0.07	$0.33	$0.04	$0.27

Table N: Earnings (loss) per share
	Nine Months Ended
	Q3'18		Q3'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) (see Table J) [i]	$87,478	$377,984	$(46,902)	$219,573
Weighted-average common shares outstanding, diluted (see Table L) [ii]	373,064	375,969	329,787	361,217
Earnings (loss) per share - diluted [i/ii]	$0.23	$1.01	$(0.14)	$0.61

Table O: Adjusted EBITDA
	Three Months Ended			Nine Months Ended
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP net income (loss) attributable to Cypress	$50,695	$27,706	$13,016	$87,478	$(46,902)
Interest and other expense, net	(15,059)	(14,143)	(18,619)	(47,356)	(54,385)
Income tax provision	(5,618)	(5,154)	(4,500)	(15,829)	(13,930)
Equity in net loss of and impairment of equity method investees	(3,657)	(3,755)	(4,931)	(10,873)	(14,842)
Net gain (loss) attributable to non-controlling interests	(52)	(88)	(14)	(152)	(144)
GAAP operating income	$75,081	$50,846	$41,080	$161,688	$36,399
Impact of reconciling items on operating income (see Table G)	91,146	88,559	73,745	257,529	234,525
Non-GAAP operating income	$166,227	$139,405	$114,825	$419,217	$270,924
Depreciation	16,393	16,239	16,674	49,772	48,876
Adjusted EBITDA	$182,620	$155,644	$131,499	$468,989	$319,800

Table P: Free cash flow	Three Months Ended			Nine Months Ended
	Q3'18	Q2'18	Q3'17	Q3'18	Q3'17
GAAP net cash provided by operating activities	$187,073	$110,734	$143,778	$329,485	$201,946
Acquisition of property, plant and equipment, net	(15,448)	(25,590)	(15,975)	(58,061)	(44,154)
Free cash flow	$171,625	$85,144	$127,803	$271,424	$157,792

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$187,073	$110,734	$143,778	$329,485	$201,946
Net cash (used in) provided by investing activities	$(22,316)	$(7,213)	$(15,051)	$(43,700)	$(8,393)
Net cash used in financing activities	$(72,730)	$(97,556)	$(105,935)	$(232,634)	$(182,162)
Other Supplemental Data (Preliminary):
Capital expenditures, net	$15,448	$25,590	$15,975	$58,061	$44,154
Depreciation	$16,393	$16,239	$16,674	$49,772	$48,876
Payment of dividend	$39,447	$39,404	$36,325	$117,592	$108,079
Dividend paid per share	$0.11	$0.11	$0.11	$0.33	$0.33
Total debt (principal amount)	$936,518	$955,553	$1,205,790	$936,518	$1,205,790
Leverage ratio	1.54	1.71	2.91	1.54	2.91
Cash Income Tax	2,779	3,125	2,902	8,917	8,786

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING-LOOKING ESTIMATES TO NON-GAAP FORWARD-
LOOKING ESTIMATES

	Forward-looking GAAP estimate (A)¹	Adjustments (B)			Forward-looking Non-GAAP estimate (C)=(A)+(B)
		Amortization of intangibles	Stock-based compensation expense	Other items
Gross margin	38.0% - 39.0%	8.4%	0.4%	0.2%	47.0% - 48.0%
Diluted earnings per share	$0.07 to $0.11	$0.15	$0.06	$0.03	$0.31 to $0.35

1. GAAP outlook does not include any impact from the planned disposition of our NAND business to the joint venture with SK hynix system ic Inc., which is not expected to be completed until the first quarter of 2019.

.

.